INVESTAR

NASDAQ: ISTR

Investor Presentation – 1st Quarter 2023

Gulf South Bank Conference

Disclosures and Disclaimers

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this presentation are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

- the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate, including risks and uncertainties caused by the ongoing COVID-19 pandemic, potential continued higher inflation and interest rates, supply and labor constraints, the war in Ukraine and uncertainty regarding whether the United States Congress will raise the statutory debt limit;
- our ability to achieve organic loan and deposit growth, and the composition of that growth;
- changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing, including potential continued increases in interest rates in 2023;
- our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations;
- our adoption on January 1, 2023 of ASU 2016-13, and inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates;
- changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;
- changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses;
- the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
- cessation of the one-week and two-month U.S. dollar settings of LIBOR as of December 31, 2021 and the announced cessation of the remaining U.S. dollar LIBOR setting after June 30, 2023, and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments and loans;
- our dependence on our management team, and our ability to attract and retain qualified personnel;
- the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama;
- concentration of credit exposure;
- any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets;

Disclosures and Disclaimers (continued)

- a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity;
- ongoing disruptions in the oil and gas industry due to the significant fluctuations in the price of oil and natural gas;
- data processing system failures and errors;
- cyberattacks and other security breaches; and
- hurricanes, tropical storms, tropical depressions, floods, winter storms, and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism, an outbreak or intensifying of hostilities including the war in Ukraine or other international or domestic calamities, acts of God and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC").

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 28 branches and 1 loan production office across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 38 consecutive quarters of dividends paid; 8 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Proactive Strategic Initiatives

Funding

- Beginning in the 4th quarter of 2022, we proactively began utilizing brokered time deposits to secure fixed cost funding and reduce higher cost short-term borrowings.
- We held $31.3 million of cash and cash equivalents at March 31, 2023 and maintained $899.3 million of available funding from Federal Home Loan Bank advances, the Federal Reserve's Bank Term Funding Program ("BTFP"), and unsecured lines of credit with correspondent banks. Although we do not plan to utilize the BTFP, our borrowing capacity under the BTFP is $185.6 million based on the value of unpledged securities available to be used as collateral, valued at par value as permitted under the program. Cash and cash equivalents and available funding represented 136% of uninsured deposits at March 31, 2023.
- Our Assured Checking product provides FDIC deposit insurance protection on up to $100 million.

Expense Control and Efficiency

- Despite inflationary pressures, we reduced core noninterest expense in the first quarter of 2023 compared to the third and the fourth quarters of 2022.
- Since the beginning of 2020, we have been proactive in our branch network strategy and have closed six branch locations, sold two branch locations and sold three tracts of land that were being held for future branch locations. The optimization of our branch footprint will continue to result in cost savings and allow us to focus more on our core markets.

Credit Resolution and Balance Sheet Positioning

- Nonaccrual Loans have declined by $27.2 million to $5.6 million since the 3rd quarter of 2021. Incremental resolution of the impaired loan relationship impacted by Hurricane Ida in the 3rd quarter of 2021 is expected to continue throughout 2023.
- Nonperforming assets to total assets was 0.23% at March 31, 2023 compared to 0.44% at December 31, 2022.
- We adopted the current expected credit loss accounting standard on January 1, 2023. Allowance for credit losses to total loans increased to 1.45% at March 31, 2023 compared to 1.16% at December 31, 2022. Allowance for credit losses to nonperforming loans increased to 535.6% at March 31, 2023 compared to 214.9% at December 31, 2022.
- Over the last two years, we have increased our focus on underwriting high quality credits that are less susceptible to effects from a potential economic downturn and proactively exited credit relationships that do not fit this strategy.

Financial Overview – 1st Quarter 2023

Highlights

- Recorded quarterly net income of $3.8 million in the 1st quarter
- Accumulated other comprehensive loss improved $4.7 million, or 9.5%, to $44.3 million at March 31, 2023 compared to $48.9 million at December 31, 2022. Available for sale securities comprised 98% of total investment securities at March 31, 2023.
- Repurchased 45,975 shares during the 1st quarter
- Tangible book value[1] increased 1.8% (7.2% annualized) during the 1st quarter to $17.74 per share compared to the 4th quarter

Liquidity

- Total deposits increased $63.3 million, or 3.0%, at March 31, 2023 to $2.15 billion compared to $2.08 billion for the December 31, 2022.
- Uninsured deposits were 32% of total deposits at March 31, 2023.

Loans and Credit Quality

- Total loans, excluding $13.9 million in loans associated with the Alice and Victoria, Texas branches sold, increased $18.2 million, or 0.9% (3.6% annualized), to $2.11 billion at March 31, 2023 compared to $2.09 billion at December 31, 2022.
- Nonperforming loans improved to 0.27% of total loans at March 31, 2023 compared to 0.54% of total loans at December 31, 2022.

1st Quarter Results

Balance Sheet *(in millions)*	
Assets	$2,752
Net Loans	$2,079
Deposits	$2,146
Equity	$218
Holding Company Capital	
TCE / TA[1]	6.48%
Leverage Ratio	8.30%
Common Equity Tier 1 Ratio	9.64%
Tier 1 Ratio	10.06%
Total Risk Weighted Ratio	13.24%
Profitability[2] *(1st quarter)*	
Net Interest Margin	3.13%
ROAA	0.57%
ROAE	7.04%
Net Income	$3,812
Pre-Tax, Pre-Provision Income[1]	$5,074
Per Share Information	
Tangible Book Value[1]	$17.74
Earnings (Diluted)	$0.38
Dividends	$0.095

[1] Non-GAAP financial measure; please see appendix for additional details
[2] See page 11 for core metrics.

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since the Share Exchange. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]

6.4% TBV / Share (Ex. AOCI)
GROWTH CAGR[2]
2018 – 2023Q1



TBV per Share[1] ($)
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$17.13
$17.46
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.43
$22.37
$17.74
$22.21
2018
2019
2020
2021
2022
2023Q1
TBV/Share
TBV/Share (excl. AOCI)

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2018 and ending March 31, 2023
Source: S&P Capital IQ Pro

INVESTAR HOLDING CORPORATION

Recent GAAP Earnings Performance

Net Income ($000)



$10,103
$9,404
$7,304
$8,898
$3,812
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Earnings Per Share (Diluted)



$0.97
$0.92
$0.73
$0.88
$0.38
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

ROAA (%)



1.60
1.48
1.11
1.32
0.57
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Net Interest Margin (%)



3.75
3.70
3.77
3.50
3.13
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Recent Core Earnings Performance

Core Net Income[1] ($000)


$7,107
$6,328
$7,119
$6,219
$5,123
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Core Earnings Per Share (Diluted)[1]


$0.68
$0.62
$0.71
$0.62
$0.51
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Core ROAA (%)[1]


1.13
0.99
1.08
0.92
0.76
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Core Efficiency Ratio (%)[1]


64.51
63.21
61.63
63.35
69.89
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see slides 22-24 in the appendix for additional details*

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction



2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Bank of York (AL)
2019
Mainland Bank (TX)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.8 Billion

INVESTAR
HOLDING CORPORATION

Loan Portfolio – 1st Quarter Update

- Loan yield of 5.27%
- Total loans increased $4.3 million, or 0.2%, to $2.11 billion at March 31, 2023, compared to $2.10 billion at December 31, 2022.
- Excluding loans associated with the Alice and Victoria, Texas branches sold to First Community Bank, total loans increased $18.2 million, or 0.9% (3.6% annualized), to $2.11 billion at March 31, 2023, compared to $2.09 billion at December 31, 2022.


Farmland 0.5%
Multifamily 3.8%
Owner-Occupied Commercial Real Estate 20.6%
Nonowner-Occupied Commercial Real Estate 25.3%
1-4 Family Residential 19.0%
Construction & Development 10.0%
Commercial & Industrial 20.2%
Consumer & Other 0.6%

As of March 31, 2023

Loan Portfolio Detail - Quarterly Lookback								
(Dollars in Thousands)	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Construction & Development	$213,070	$215,247	$203,204	$201,221	$214,543	$220,609	$201,639	$210,274
1-4 Family Residential	375,690	362,249	364,307	367,520	380,028	391,857	401,377	401,329
Multifamily	60,309	58,972	59,570	52,500	56,491	57,306	81,812	80,980
Farmland	22,263	21,376	20,128	18,296	15,676	14,202	12,877	10,731
Owner-Occupied Commercial Real Estate	488,590	432,898	460,205	436,763	440,714	445,671	445,148	433,585
Nonowner-Occupied Commercial Real Estate	445,125	435,575	436,172	471,447	451,108	464,520	513,095	533,572
Commercial & Industrial	370,203	335,008	310,831	314,093	343,355	397,759	435,099	425,093
Consumer & Other	22,570	19,333	17,595	15,603	14,480	13,753	13,732	13,480
Total Loans	**$1,997,820**	**$1,880,658**	**$1,872,012**	**$1,877,444**	**$1,916,395**	**$2,005,677**	**$2,104,767**	**$2,109,044**

INVESTAR HOLDING CORPORATION

Allowance for Credit Losses / Total Loans



Allowance for Credit Losses / Total Loans (%)
0.63
1.09
1.11
1.16
1.45
2019Y
2020Y
2021Y
2022Y
2023Q1

	For the Year Ended				For the Three Months Ended
(Dollars in Thousands)	12/31/2019	12/31/2020	12/31/2021	12/31/2022	3/31/2023
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	9,454	10,700	20,363	20,859	24,364
ASC Topic 326 adoption impact[1]	-	-	-	-	$5,865
Provision	1,908	11,160	22,885	2,922	556
Charge-offs & Adj.	(800)	(1,754)	(22,636)	(633)	(510)
Recoveries	138	257	247	1,216	246
Allowance for Credit Losses - Ending	**$10,700**	**$20,363**	**$20,859**	**$24,364**	**$30,521**

1 Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)


$29,142
$20,425
$15,440
$12,018
$6,351
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

NPAs / Assets (%)


1.13
0.79
0.58
0.44
0.23
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Net Charge-offs / Avg. Loans (%)


(0.04)
0.00
0.00
0.00
0.01
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Reserves / NPLs (%)


82.1
128.9
176.7
214.9
535.6
2022Q1
2022Q2
2022Q3
2022Q4
2023Q1

Deposit Portfolio

- Total deposits increased $63.3 million, or 3.0%, to $2.15 billion at March 31, 2023, compared to $2.08 billion at December 31, 2022.
- Uninsured deposits were 32% of total deposits at March 31, 2023 and 34% at December 31, 2022.
- Beginning in the fourth quarter of 2022, management utilized brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. The weighted average duration of brokered time deposits is approximately 17 months with a weighted average rate of 4.91%.

Deposit Mix at March 31, 2023



Interest-bearing Demand 25.1%
Money Market 8.4%
Savings 6.4%
Brokered Time 6.8%
Time 29.6%
Noninterest-bearing Demand 23.7%

Deposit Composition - Quarterly Lookback

(Dollars in Thousands)	2021Q1	2021Q2	2021Q3	2021Q4	2022Q1	2022Q2	2022Q3	2022Q4	2023Q1
Noninterest-bearing Demand	$515,487	$582,109	$597,452	$585,465	$614,416	$615,779	$590,610	$580,741	$508,241
Interest-bearing Demand	564,128	630,829	658,743	650,868	710,914	647,277	624,025	565,598	538,515
Brokered Demand Deposits	80,015	100,117	125,016	–	–	–	–	–	–
Money Market	200,744	243,058	264,846	255,501	276,112	243,795	251,213	208,596	180,402
Savings	154,131	174,385	174,953	180,837	182,532	176,760	167,131	155,176	137,336
Brokered Time	–	–	--	–	–	–	–	9,990	146,270
Time	495,375	529,668	482,631	447,595	402,030	379,059	419,704	562,264	634,883
Total Deposits	**$2,009,880**	**$2,260,166**	**$2,303,641**	**$2,120,266**	**$2,186,004**	**$2,062,670**	**$2,052,683**	**$2,082,365**	**$2,145,647**
Total Deposit Interest Rate[1]	**0.48%**	**0.38%**	**0.32%**	**0.22%**	**0.18%**	**0.17%**	**0.25%**	**0.58%**	**1.20%**

[1] Non-GAAP financial measure; please see appendix for additional details

Financial Profile

In $000s except for per share data	As of December 31					For the Three Months Ended			
	2018	2019	2020	2021	2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Balance Sheet									
Total Assets	$1,786,469	$2,148,916	$2,321,181	$2,513,203	$2,753,807	$2,590,607	$2,661,694	$2,753,807	$2,751,669
Total Loans	$1,400,825	$1,691,975	$1,860,318	$1,872,012	$2,104,767	$1,916,395	$2,005,677	$2,104,767	$2,109,044
Total Deposits	$1,361,731	$1,707,706	$1,887,824	$2,120,266	$2,082,365	$2,062,670	$2,052,683	$2,082,365	$2,145,647
Loans/Deposits	102.87%	99.08%	98.54%	88.29%	101.08%	92.91%	97.71%	101.08%	98.29%
Capital									
TCE / TA[1]	9.20%	9.96%	9.22%	8.04%	6.37%	6.90%	6.20%	6.37%	6.48%
TRBC Ratio	13.46%	15.02%	14.71%	12.99%	13.25%	13.28%	13.15%	13.25%	13.24%
Tier 1 Ratio	11.59%	12.03%	11.36%	9.90%	10.21%	10.17%	10.08%	10.21%	10.06%
Leverage Ratio	9.81%	10.45%	9.49%	8.12%	8.53%	8.57%	8.48%	8.53%	8.30%
Profitability Measures									
Net Interest Margin	3.61%	3.51%	3.49%	3.53%	3.67%	3.70%	3.77%	3.50%	3.13%
Non Interest Income/Average Assets	0.26%	0.31%	0.53%	0.47%	0.70%	1.00%	0.40%	0.51%	0.16%
Non Interest Expense/Average Assets	2.48%	2.44%	2.51%	2.45%	2.34%	2.44%	2.42%	2.06%	2.40%
Efficiency Ratio	67.89%	67.81%	66.72%	65.79%	56.29%	54.85%	61.10%	53.59%	76.12%
ROAA	0.81%	0.85%	0.61%	0.31%	1.37%	1.48%	1.11%	1.32%	0.57%
ROAE	7.68%	8.21%	5.77%	3.22%	15.63%	16.40%	12.79%	16.69%	7.04%
Diluted Earnings Per Share	$1.39	$1.66	$1.27	$0.76	$3.50	$0.92	$0.73	$0.88	$0.38
Net Income	$13,606	$16,839	$13,889	$8,000	$35,709	$9,404	$7,304	$8,898	$3,812
Asset Quality									
NPAs/Assets	0.54%	0.30%	0.62%	1.28%	0.44%	0.79%	0.58%	0.44%	0.23%
NCOs/Avg Loans	0.08%	0.04%	0.08%	1.18%	(0.03)%	0.00%	0.00%	0.00%	0.01%

[1] *Non-GAAP financial measure; please see appendix for additional details*

Appendix

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31					For the Three Months Ended			
	2018	2019	2020	2021	2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Tangible common equity:									
Total stockholders' equity	$182,262	$241,976	$243,284	$242,598	$215,782	$219,369	$205,700	$215,782	$218,458
Adjustments:									
Goodwill	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(2,363)	(4,903)	(4,088)	(3,948)	(3,059)	(3,492)	(3,272)	(3,059)	(2,776)
Tangible common equity	$162,475	$210,941	$211,052	$198,562	$172,635	$175,789	$162,340	$172,635	$175,594
AOCI	(3,076)	1,891	1,805	1,163	(48,913)	(32,774)	(50,603)	(48,913)	(44,250)
Tangible common equity excluding AOCI	$165,551	$209,050	$209,247	$197,399	$221,548	$208,563	$212,943	$221,548	$219,844
Common shares outstanding	9,484,219	11,228,775	10,608,829	10,343,494	9,901,847	10,024,997	9,901,078	9,901,847	9,900,648
Book value per common share	$19.22	$21.55	$22.93	$23.45	$21.79	$21.88	$20.78	$21.79	$22.07
Tangible book value per common share	$17.13	$18.79	$19.89	$19.20	$17.43	$17.54	$16.40	$17.43	$17.74
Tangible book value per common share excluding AOCI	$17.46	$18.62	$19.72	$19.08	$22.37	$20.80	$21.51	$22.37	$22.21
Tangible assets:									
Total assets	$1,786,469	$2,148,916	$2,321,181	$2,513,203	$2,753,807	$2,590,607	$2,661,694	$2,753,807	$2,751,669
Adjustments:									
Goodwill	(17,424)	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(2,363)	(4,903)	(4,088)	(3,948)	(3,059)	(3,492)	(3,272)	(3,059)	(2,776)
Tangible assets	$1,766,682	$2,117,881	$2,288,949	$2,469,167	$2,710,660	$2,547,027	$2,618,334	$2,710,660	$2,708,805
Total stockholders' equity to total assets ratio	10.20%	11.26%	10.48%	9.65%	7.84%	8.47%	7.73%	7.84%	7.94%
Tangible common equity to tangible assets ratio	9.20%	9.96%	9.22%	8.04%	6.37%	6.90%	6.20%	6.37%	6.48%

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended						
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Net Income	$ (9,984)	$ 6,936	$ 10,103	$ 9,404	$ 7,304	$ 8,898	$ 3,812
Less: Provision Expense	(21,713)	(658)	449	(941)	(1,162)	(1,268)	(388)
Less: Tax Expense	2,648	(1,642)	(2,600)	(2,459)	(1,699)	(1,881)	(874)
Pre-Tax, Pre-Provision Net Income	**$ 9,081**	**$ 9,236**	**$ 12,254**	**$ 12,804**	**$ 10,165**	**$ 12,047**	**$ 5,074**

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended								
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Interest on Deposits	$2,302	$2,114	$1,854	$1,217	$976	$907	$1,315	$3,052	$6,221
Average Interest-Bearing Deposits	$1,484,515	$1,677,471	$1,691,318	$1,597,556	$1,576,643	$1,498,354	$1,456,826	$1,482,268	$1,557,665
Average Noninterest-Bearing Deposits	$466,531	$559,431	$581,397	$603,162	$586,556	$611,618	$612,777	$590,020	$550,503
Average Total Deposits	$1,951,046	$2,236,902	$2,272,715	$2,200,718	$2,163,199	$2,109,972	$2,069,603	$2,072,288	$2,108,168
Total Deposit Interest Rate	**0.48%**	**0.38%**	**0.32%**	**0.22%**	**0.18%**	**0.17%**	**0.25%**	**0.58%**	**1.20%**

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended				
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Net interest income	$21,821	$21,978	$23,467	$22,519	$20,173
Provision for credit losses	(449)	941	1,162	1,268	388
Net interest income after provision	**$22,270**	**$21,037**	**$22,305**	**$21,251**	**$19,785**
Noninterest income	5,866	6,378	2,665	3,441	1,076
(Gain) loss on call or sale of investment securities	(6)	-	-	-	1
(Gain) loss on sale or disposition of fixed assets	(373)	461	103	67	859
(Gain) loss on sale of other real estate owned	(41)	84	(50)	(2)	142
Gain on sale of loans	-	-	-	-	(75)
Swap termination fee income	(3,344)	(4,733)	-	-	-
Change in the fair value of equity securities	(11)	86	27	(12)	4
Income from insurance proceeds	-	-	-	(1,384)	-
Change in the net asset value of other investments	-	-	(305)	44	33
Core noninterest income	**$2,091**	**$2,276**	**$2,440**	**$2,154**	**$2,040**
Core earnings before noninterest expense	24,361	23,313	24,745	23,405	21,825
Total noninterest expense	15,433	15,552	15,967	13,913	16,175
Acquisition expense	-	-	-	-	-
Severance	(8)	-	-	(624)	-
Employee retention credit, net of consulting fees	-	-	-	2,342	-
Divestiture Expense	-	-	-	-	(651)
Loss on early extinguishment of subordinated debt	-	(222)	-	-	-
Core noninterest expense	**$15,425**	**$15,330**	**$15,967**	**$15,631**	**$15,524**
Core earnings before income tax expense	**$8,936**	**$7,983**	**$8,778**	**$7,774**	**$6,301**
Core income tax expense	1,829	1,655	1,659	1,555	1,178
Core Net Income	**$7,107**	**$6,328**	**$7,119**	**$6,219**	**$5,123**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended				
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Core basic earnings per common share	$0.69	$0.62	$0.71	$0.63	$0.52
Diluted earnings per common share (GAAP)	$0.97	$0.92	$0.73	$0.88	$0.38
Gain on call or sale of investment securities	-	-	-	-	-
Loss (gain) on sale or disposition of fixed assets	(0.03)	0.03	0.01	0.01	0.07
Loss (gain) on sale of other real estate owned, net	-	0.01	-	-	0.01
Gain on sale of loans[1]	-	-	-	-	(0.01)
Swap termination fee income	(0.26)	(0.37)	-	-	-
Change in the fair value of equity securities	-	0.01	-	-	-
Income from insurance proceeds[2]	-	-	-	(0.14)	-
Change in the net asset value of other investments[3]	-	-	(0.03)	-	-
Acquisition expense	-	-	-	-	-
Severance[4]	-	-	-	0.05	-
Employee retention credit, net of consulting fees[5]	-	-	-	(0.18)	-
Divestiture expense[6]	-	-	-	-	0.06
Loss on early extinguishment of subordinated debt	-	0.02	-	-	-
Core diluted earnings per common share	**$0.68**	**$0.62**	**$0.71**	**$0.62**	**$0.51**
Efficiency ratio	55.74%	54.85%	61.10%	53.59%	76.12%
Core efficiency ratio	64.51%	63.21%	61.63%	63.35%	69.89%
Core return on average assets	1.13%	0.99%	1.08%	0.92%	0.76%
Total average assets	$2,560,831	$2,553,849	$2,621,611	$2,677,604	$2,735,823

INVESTAR HOLDING CORPORATION

[1] Adjustment to noninterest income recorded upon completion of the sale of the Alice and Victoria branches for remaining discount on loans sold.

[2] Income from insurance proceeds represents nontaxable income related to an insurance policy for the former Chief Financial Officer of Investar and the Bank.

[3] Change in net asset value of other investments represents unrealized gains or losses or Investar's investments in Small Business Investment Companies and other investment funds and is included in other operating income in the accompanying consolidated statements of income.

[4] Severance in the fourth quarter of 2022 represents a comprehensive severance package for the former Chief Financial Officer of Investar and the Bank.

[5] ERC represents a broad based refundable payroll tax credit that incentivized businesses to retain employees on the payroll during the COVID-19 pandemic.

[6] Adjustments to noninterest expenses directly attributable to the sale of the Alice and Victoria, Texas branch locations, consisting of $0.4 million of occupancy expense to terminate the remaining contractually obligated lease payments, $0.1 million of salaries and employee benefits for severance, $0.1 million of professional fees for legal and consulting services, and $0.1 million of depreciation and amortization to accelerate the amortization of the remaining core deposit intangible.